Tyson Foods, Inc. S-8

EXHIBIT 5.1

CLEARY  GOTTLIEB  STEEN  &  HAMILTON  LLP

One Liberty Plaza
New York, NY 10006-1470
T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

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D: +1 212 225 2130
ltsu@cgsh.com

STEVEN M. LOEB
CRAIG B. BROD
NICOLAS GRABAR
DAVID E. BRODSKY
RICHARD J. COOPER
JEFFREY S. LEWIS
PAUL J. SHIM
STEVEN L. WILNER
ANDRES DE LA CRUZ
DAVID C. LOPEZ
MICHAEL A. GERSTENZANG
LEV L. DASSIN

JORGE U. JUANTORENA
MICHAEL D. WEINBERGER
DAVID LEINWAND
DIANA L. WOLLMAN
JEFFREY A. ROSENTHAL
MICHAEL D. DAYAN
CARMINE D. BOCCUZZI, JR.
JEFFREY D. KARPF
KIMBERLY BROWN BLACKLOW
FRANCISCO L. CESTERO
FRANCESCA L. ODELL
WILLIAM L. MCRAE
JASON FACTOR
JOON H. KIM
MARGARET S. PEPONIS
LISA M. SCHWEITZER
JUAN G. GIRÁLDEZ
DUANE MCLAUGHLIN
CHANTAL E. KORDULA
BENET J. O'REILLY

ADAM E. FLEISHER
SEAN A. O'NEAL
GLENN P. MCGRORY
MATTHEW P. SALERNO
MICHAEL J. ALBANO
VICTOR L. HOU
ROGER A. COOPER
LILLIAN TSU
AMY R. SHAPIRO
JENNIFER KENNEDY PARK
ELIZABETH LENAS
LUKE A. BAREFOOT
JONATHAN S. KOLODNER
DANIEL ILAN
MEYER H. FEDIDA
ADRIAN R. LEIPSIC
ELIZABETH VICENS
ADAM J. BRENNEMAN
ARI D. MACKINNON
JAMES E. LANGSTON
JARED GERBER
COLIN D. LLOYD
RISHI ZUTSHI
JANE VANLARE
DAVID H. HERRINGTON
KIMBERLY R. SPOERRI
AARON J. MEYERS
DANIEL C. REYNOLDS
AUDRY X. CASUSOL
JOHN A. KUPIEC
ABENA A. MAINOO
HUGH C. CONROY, JR.

JOSEPH LANZKRON M
AURICE R. GINDI
KATHERINE R. REAVES
RAHUL MUKHI
ELANA S. BRONSON
MANUEL SILVA
KYLE A. HARRIS
LINA BENSMAN
ARON M. ZUCKERMAN
KENNETH S. BLAZEJEWSKI
MARK E. MCDONALD
F. JAMAL FULTON

RESIDENT PARTNERS

SANDRA M. ROCKS
JUDITH KASSEL
PENELOPE L. CHRISTOPHOROU
BOAZ S. MORAG
MARY E. ALCOCK
HEIDE H. ILGENFRITZ
ANDREW WEAVER
HELENA K. GRANNIS
JOHN V. HARRISON
LAURA BAGARELLA
JONATHAN D.W. GIFFORD
SUSANNA E. PARKER
DAVID W.S. YUDIN

RESIDENT COUNSEL

LOUISE M. PARENT
OF COUNSEL

November 15, 2021

Tyson Foods, Inc.
2200 West Don Tyson Parkway

Springdale, AR 72762-6999

Re: Tyson Foods, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Tyson Foods, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 3,000,000 shares of the Company’s Class A common stock, par value $0.10 per share (the “Shares”), to be issued by the Company pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Tyson Foods, Inc., p. 2

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

Cleary Gottlieb Steen & Hamilton LLP

By:	/s/ Lillian Tsu
Lillian Tsu, a Partner